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                                                                      Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

The voting securities of the subsidiaries below are in each case owned by Forest City Enterprises, Inc. except where a subsidiary's name is indented, in which case that subsidiary's voting securities are owned by the next preceding subsidiary whose name is not so indented.

                                                Percentage of Voting Securities       State of Incorporation/
           Name of Subsidiary                      Owned by Immediate Parent                Organization
------------------------------------------      -------------------------------       -----------------------
Forest City Rental Properties Corporation                    100                              Ohio
     Forest City Residential Group, Inc.                     100                              Ohio
         Forest City Stapleton, Inc.                         100                              Colorado
     Forest City Commercial Group, Inc.                      100                              Ohio
     Forest City Commercial Holdings, Inc.                   100                              New York
     Forest City Central Station, Inc.                       100                              Ohio
Forest City Trading Group, Inc.                              100                              Oregon
Sunrise Development Co.                                      100                              Ohio